As filed with the Securities and Exchange Commission on June 18, 1997
                                                    Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                FAC REALTY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                56-1819372
        (State or Other Jurisdiction                   (I.R.S. Employer
      of Incorporation or Organization)             Identification Number)

            11000 REGENCY PARKWAY                        27511
                  SUITE 300                           (Zip Code)
            CARY, NORTH CAROLINA
  (Address of Principal Executive Offices)

  FACTORY STORES OF AMERICA, INC.
        AMENDED AND RESTATED                     FACTORY STORES OF AMERICA, INC.
 1993 EMPLOYEE STOCK INCENTIVE PLAN                 1996 RESTRICTED STOCK PLAN
                 (Full Title of the Plan)             (Full Title of the Plan)

                                FAC REALTY, INC.
                   1997 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                C. CAMMACK MORTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                FAC REALTY, INC.
                              11000 REGENCY PARKWAY
                                    SUITE 300
                           CARY, NORTH CAROLINA 27511
                     (Name and Address of Agent for Service)

                                 (919) 462-8787
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
    MICHAELA M. TWOMEY, ESQ.                   STEPHANIE TSACOUMIS, ESQ.
        FAC Realty, Inc.                      Gibson, Dunn & Crutcher LLP
     11000 Regency Parkway               1050 Connecticut Avenue, NW, Suite 900
           Suite 300                              Washington, DC 20036
   Cary, North Carolina 27511                        (202) 955-8500
         (919) 462-8787

===============================================================================

                         CALCULATION OF REGISTRATION FEE
------------------------------ -----------------------------------------------

                                                              PROPOSED             PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING        REGISTRATION
      TO BE REGISTERED             REGISTERED (1)             PER SHARE                  PRICE                   FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

Common Stock, par value $.01
per share. . . . . . . .            444,500 (2)               $5.625              $2,500,312.50            $757.67
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
Common Stock, par value $.01
per share. . . . . . . .            102,506 (3)                 6.625                 679,102.25             205.79
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
Common Stock, par value $.01
per share. . . . . . . .            227,994 (4)                 6.3125 (5)          1,439,212.13(5)          436.12(6)
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

            TOTAL                   775,000                                       $4,618,626.88           $1,399.58
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) This subtotal represents the sum of shares that have not previously been registered that are issuable upon exercise of presently outstanding options under the Factory Stores of America, Inc. Amended and Restated 1993 Employee Stock Incentive Plan (the "Incentive Plan").
(3) This subtotal represents the sum of shares that have not previously been registered that are reserved for issuance under the Factory Stores of America, Inc. 1996 Restricted Stock Plan, as amended (the "Restricted Stock Plan").
(4) This subtotal represents the sum of shares that have not previously been registered that are issuable upon exercise of options that have not yet been granted under the Incentive Plan, the shares that have not previously been registered that are reserved for issuance under the Restricted Stock Plan and the shares that have not previously been registered that are reserved for issuance under the FAC Realty, Inc. 1997 Qualified Employee Stock Purchase Plan.
(5)   Estimated solely for the purpose of determining the registration fee.
(6) Calculated pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 16, 1997, which was $6.3125.

                                EXPLANATORY NOTE

                  This Registration Statement (this "Registration Statement") is being filed by FAC Realty, Inc., a Delaware corporation (the "Registrant"), in order to register additional shares of common stock, par value $0.01 per share (the "Common Stock"), for which a registration statement on this form relating to the Factory Stores of America, Inc. Amended and Restated 1993 Employee Stock Incentive Plan (the "Incentive Plan") and the Factory Stores of America, Inc. 1996 Restricted Stock Plan, as amended (the "Restricted Stock Plan"), is effective.

                  On April 3, 1996, the Registrant filed a registration statement on Form S-8 (File No. 333-03240) (the "Prior Registration Statement") to register 525,000 and 350,000 shares of Common Stock, which were issuable under the Factory Stores of America, Inc. 1993 Employee Stock Incentive Plan and the Factory Stores of America, Inc. 1996 Restricted Stock Plan, respectively. The Registrant is filing this separate Registration Statement to register an additional 575,000 and an additional 150,000 shares of Common Stock, which may be issued under the Incentive Plan and the Restricted Stock Plan, respectively.

                  In addition, this Registration Statement is being filed by the Registrant to register 50,000 shares of the Common Stock, which may be issued under the FAC Realty, Inc. 1997 Qualified Employee Stock Purchase Plan.


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), dated May 19, 1993.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware authorizes the Registrant to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                  Reference is hereby made to Article VII of Registrant's Amended and Restated Bylaws (the "Bylaws"), a copy of which is filed as Exhibit
3.4 to the Company's Annual Report on Form 10-K (File No. 1-11998), which provides for indemnification of officers and directors of the Registrant to the full extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Section 9 of Article VII of the Bylaws authorizes the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

                  The Registrant maintains a directors and officers insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

                  Section 102(b)(7) of the General Corporation Law of the State of Delaware permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. Reference is made to Article NINTH of the Registrant's Second Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Reg. No. 33-71558) which limits a director's liability in accordance with such Section.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Securities and Exchange Commission, each of the following exhibits are filed as part of this Registration Statement:

     5.1      Opinion of Gibson, Dunn & Crutcher LLP.

     23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

     23.2     Consent of Ernst & Young LLP (independent auditors).

     24.1     Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this th day of June, 1997.

                                FAC REALTY, INC.

                                    By:  /s/ C. Cammack Morton
                                          C. Cammack Morton
                                          President and Chief Executive Officer


      Each person whose signature appears below constitutes and appoints C. Cammack Morton and Patrick M. Miniutti, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                    Title                                   Date

/s/ C. Cammack Morton                        President and Chief Executive Officer   June 18, 1997
------------------------------
C. Cammack Morton                            (Principal Executive Officer)

/s/ Patrick M. Miniutti                      Executive Vice President, and Chief     June 18, 1997
----------------------------------           Financial Officer (Principal
Patrick M. Miniutti                          Financial and Accounting Officer)

/s/ Robert O. Amick                          Director                                June 18, 1997
---------------------------------
Robert O. Amick

                                      II-4


/s/ William D. Eberle                        Director                                June 18, 1997
---------------------------------
William D. Eberle

/s/ J. Richard Futrell, Jr.                  Director                                June 18, 1997
----------------------------------
J. Richard Futrell, Jr.

/s/ John W. Gildea                           Director                                June 18, 1997
----------------------------------
John W. Gildea

/s/ Theodore E. Haigler, Jr.                 Director                                June 18, 1997
------------------------------
Theodore E. Haigler, Jr.


                                  EXHIBIT INDEX

Exhibit                         Description                    Sequentially
Number                                                         Numbered Page
   5.1      Opinion of Gibson, Dunn & Crutcher LLP.
   23.1     Consent of Gibson, Dunn & Crutcher LLP
             (included in Exhibit 5.1).
   23.2     Consent of Ernst & Young LLP (independent auditors).

                                      II-6
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